Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-278354) on Form S-8 of our report dated March 27, 2025, with respect to the financial statements of Boundless Bio, Inc.

/s/ KPMG LLP

San Diego, California
March 27, 2025